Fourth Quarter and Full Year 2021 Supplemental Financial Information

Table of Contents 2 03 Corporate Overview 04 Earnings Release 08 Quarterly Highlights 09 Condensed Consolidated Statements of Operations and Comprehensive Income (Loss) 10 Funds from Operations and Adjusted Funds from Operations 11 EBITDAre, Adjusted EBITDAre, NOI and Cash NOI 12 Consolidated Balance Sheets 13 Debt, Capitalization, and Financial Ratios 14 Investment Activity 15 Portfolio Information 19 Lease Expiration Schedule 20 Non-GAAP Measures and Definitions 23 Forward Looking and Cautionary Statements

Corporate Overview

Corporate Profile

NETSTREIT Corp. (NYSE: NTST) is an internally managed real estate investment trust (REIT) based in Dallas, Texas that specializes in acquiring single-tenant net lease retail properties nationwide. The growing portfolio consists of high-quality properties leased to e-commerce resistant tenants with healthy balance sheets. Led by a management team of seasoned commercial real estate executives, NETSTREIT's strategy is to create the highest quality net lease retail portfolio in the country in order to generate consistent cash flows and dividends for its investors.

Management Team

Mark Manheimer, Chief Executive Officer
Andy Blocher, Chief Financial Officer
Jeff Fuge, Senior Vice President of Acquisitions
Randy Haugh, Senior Vice President of Finance
Kirk Klatt, Senior Vice President of Real Estate
Trish McBratney, SVP, Chief Accounting Officer
Chad Shafer, Senior Vice President of Underwriting

Board of Directors

Todd Minnis – Chair
Matthew Troxell – Lead Independent
Michael Christodolou
Heidi Everett
Mark Manheimer
Lori Wittman
Robin Zeigler

Corporate Headquarters

2021 McKinney Avenue
Suite 1150
Dallas, Texas, 75201
Phone: (972) 579 – 4825
Website: www.netstreit.com

Transfer Agent

Computershare
PO Box 505000
Louisville, Kentucky 40233
Phone: (866) 637 – 9460
Website: www.computershare.com

NETSTREIT 3

Earnings Release 4 NETSTREIT REPORTS FOURTH QUARTER AND FULL YEAR 2021 FINANCIAL AND OPERATING RESULTS – Reports Net Income of $0.05 and $0.08 and Adjusted Funds from Operations (“AFFO”) of $0.27 and $0.94 per diluted share, for the Fourth Quarter and Full Year 2021, respectively – – Completed $413.7 Million of Net Acquisitions in 2021 – – Subsequent to Year End, Completed Forward Common Stock Offering of 10,350,000 Shares – Dallas TX – February 24, 2022 – NETSTREIT (NYSE: NTST) (the “Company”), today announced financial and operating results for the fourth quarter and full year ended December 31, 2021. “We are extremely proud of our accomplishments in 2021. We grew our portfolio to 327 properties, increased our annual base rent by more than 70% from the previous year, to $71.2 million, and increased our combined investment grade and investment grade profile to 81.6% of the portfolio,” said Mark Manheimer, Chief Executive Officer of NETSTREIT. “Further, over the past 12 months, we have completed over $500 million of equity issuances to both maintain our strong balance sheet and fuel accretive growth. We continue to see vast opportunities in the market and are optimistic for continued expansion in 2022.” FOURTH QUARTER AND FULL YEAR 2021 HIGHLIGHTS • Reported net income per diluted share of $0.05, Core Funds from Operations (“Core FFO”)1 per diluted share of $0.252 and AFFO per diluted share of $0.272 for the fourth quarter of 2021 • Reported net income per diluted share of $0.08, Core FFO per diluted share of $0.873 and AFFO per diluted share of $0.943 for the full year 2021 PORTFOLIO UPDATE As of December 31, 2021, the NETSTREIT portfolio was comprised of 327 leases with 67 total tenants, contributing $71.2 million of annualized base rent4, with a weighted-average remaining lease term of 9.9 years, of which 65.2% were leased to investment grade rated tenants and 16.4% were leased to tenants with investment grade profiles5. The portfolio was 100.0% occupied as of December 31, 2021. During the year, the Company increased its ABR over 70% from $41.8 million to $71.2 million, and increased its combined investment grade and investment grade profile percentage from 78.0% to 81.6%. The Company added 15 new tenants and three new states to its portfolio during the year. INVESTMENT ACTIVITY During the quarter ended December 31, 2021, the Company had total net investment activity of $159.8 million, which includes acquisitions of $150.5 million and ongoing development funding of $9.3 million. The Company completed $150.5 million of acquisitions in 32 properties at an initial cash capitalization rate of 6.5%. Acquisitions completed during the quarter had a weighted-average remaining lease term of 10.4 years, with 39.5% occupied by investment grade rated tenants and 18.4% occupied by tenants with investment grade profiles. The Company provided $9.3 million of ongoing development funding including funding to support five new developments for two investment grade tenants and three tenants with investment grade profiles, with estimated total project costs of $23.0 million. The Company had no dispositions in the fourth quarter. During the year ended December 31, 2021, the Company completed $445.6 million of acquisitions in 124 properties at an initial cash capitalization rate, including acquisitions costs, of 6.5%. Acquisitions completed during the year had a weighted-average remaining lease term of 10.3 years, with 60.4% of properties occupied by investment grade

Earnings Release 5 rated tenants and 21.6% occupied by tenants with investment grade profiles. The Company provided $18.8 million of total development funding for 10 projects during the year, with nine of the projects for investment grade tenants or tenants with investment grade profiles. During the same period, the Company sold nine properties for total proceeds of $31.9 million, at a cash capitalization rate of 6.5%. BALANCE SHEET AND LIQUIDITY During the year ended 2021, the Company completed the following equity issuances: • In April, the Company issued 10,915,688 shares of common stock in a public offering at a price of $18.65 per share, resulting in gross proceeds of approximately $203.6 million • In November, the Company issued 3,852,436 of common stock at a weighted average price of $23.36 per share for gross proceeds of approximately $90.0 million. Almost all of the ATM activity was the result of a reverse inquiry by a REIT dedicated investor. At quarter end, total debt outstanding was $239.0 million, with a weighted average term of 2.7 years and a contractual interest rate, including the impact of the fixed rate swap, of 1.35% (excluding the impact of deferred fee amortization). The Company’s net debt to annualized adjusted EBITDA ratio was 4.2x, and the ending cash balance was $7.6 million. SUBSEQUENT ACTIVITY In January, the Company completed its forward offering of 10,350,000 shares of common stock, which includes the full exercise of underwriters’ option to purchase additional shares, at a price to the public of $22.25 per share. The Company will have until January 10, 2023 to settle its forward sales agreement. As of the date of this press release, the Company has not settled on any shares from the forward offering. DIVIDEND On February 22, 2022, the Company’s Board of Directors declared a quarterly cash dividend of $0.20 per share for the first quarter of 2022, which will be paid on March 30, 2022 to shareholders of record on March 15, 2022. 2022 OUTLOOK On January 5, 2022, the Company announced its full year 2022 AFFO per share guidance in the range of $1.13 to $1.17 per share. This AFFO guidance is based on the following assumptions: • The Company expects acquisition activity, including completed developments and net of dispositions, to be at least $480.0 million in 2022 • The Company expects cash G&A to be in the range of $14.5 million to $15.0 million (inclusive of transaction costs), and expects non-cash compensation expense to be in the range of $5.0 million to $5.5 million • The Company expects cash interest expense to be in the range of $5.0 million to $5.5 million, with approximately $0.6 million of additional non-cash deferred financing fee amortization • Full year 2022 diluted weighted average shares outstanding, which includes the impact of OP units, are expected to be in the range of 52.0 million to 54.0 million shares

Earnings Release 6 EARNINGS WEBCAST AND CONFERENCE CALL A conference call will be held on Friday, February 25, 2022 at 10:00 AM ET. During the conference call the Company’s officers will review fourth quarter performance, discuss recent events, and conduct a question and answer period. The webcast will be accessible on the “Investor Relations” section of the Company’s website at www.NETSTREIT.com. To listen to the live webcast, please go to the site at least fifteen minutes prior to the scheduled start time to register, as well as download and install any necessary audio software. A replay of the webcast will be available for 90 days on the Company’s website shortly after the call. The conference call can also be accessed by dialing 1-877-451-6152 for domestic callers or 1-201-389-0879 for international callers. A dial-in replay will be available starting shortly after the call until March 4, 2022, which can be accessed by dialing 1-844-512-2921 for domestic callers or 1-412-317-6671 for international callers. The passcode for this dial-in replay is 13725918. SUPPLEMENTAL PACKAGE The Company’s supplemental package will be available prior to the conference call in the Investor Relations section of the Company’s website at www.investors.netstreit.com. About NETSTREIT NETSTREIT is an internally managed real estate investment trust (REIT) based in Dallas, Texas that specializes in acquiring single-tenant net lease retail properties nationwide. The growing portfolio consists of high-quality properties leased to e-commerce resistant tenants with healthy balance sheets. Led by a management team of seasoned commercial real estate executives, NETSTREIT’s strategy is to create the highest quality net lease retail portfolio in the country with the goal of generating consistent cash flows and dividends for its investors. Investor Relations ir@netstreit.com 972-597-4825 (1) Non-GAAP financial measure. See "Non-GAAP Financial Measures". (2) Per share amounts include weighted average common shares of 41,859,168 and weighted average operating partnership units of 1,125,712 for the three-months ended December 31, 2021. (3) Per share amounts include weighted average common shares of 36,999,459 and weighted average operating partnership units of 1,377,335 for the twelve-months ended December 31, 2021. (4) Annualized base rent, or ABR, is calculated by multiplying (i) cash rental payments (a) for the month ended December 31, 2021 (or, if applicable, the next full month's cash rent contractually due in the case of rent abatements, rent deferrals, recently acquired properties and properties with contractual rent increases, other than properties under development) for leases in place as of December 31, 2021, plus (b) for properties under development, the first full month's permanent cash rent contractually due after the development period by (ii) 12). (5) Unrated tenants with more than $1.0 billion in annual sales and a debt to adjusted EBITDA ratio of less than 2.0x.

Earnings Release 7 NON-GAAP FINANCIAL MEASURES This press release contains non-GAAP financial measures, including FFO, Core FFO, AFFO, EBITDA, EBITDAre, Adjusted EBITDAre, NOI, and Cash NOI. A reconciliation from net income available to common shareholders to each non-GAAP financial measure, and definitions of each non-GAAP measure, are included below. FORWARD LOOKING STATEMENTS This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, without limitation, statements concerning our business and growth strategies, investment, financing and leasing activities and trends in our business, including trends in the market for single-tenant, retail commercial real estate. Words such as “expects,” “anticipates,” “intends,” “plans,” “likely,” “will,” “believes,” “seeks,” “estimates,” and variations of such words and similar expressions are intended to identify such forward-looking statements. Such statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from the results of operations or plans expressed or implied by such forward-looking statements. Although we believe that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore such statements included in this press release may not prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by us or any other person that the results or conditions described in such statements or our objectives and plans will be achieved. For a further discussion of these and other factors that could impact future results, performance or transactions, see the information under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the Securities and Exchange Commission (the “SEC”) on March 4, 2021 and other reports filed with the SEC from time to time. Forward-looking statements and such risks, uncertainties and other factors speak only as of the date of this press release. New risks and uncertainties may arise over time and it is not possible for us to predict those events or how they may affect us. Many of the risks identified herein and in our periodic reports have been and will continue to be heightened as a result of the ongoing and numerous adverse effects arising from the novel coronavirus (COVID-19). We expressly disclaim any obligation or undertaking to update or revise any forward-looking statement contained herein, to reflect any change in our expectations with regard thereto, or any other change in events, conditions or circumstances on which any such statement is based, except to the extent otherwise required by law.

Quarterly Highlights

(unaudited, in thousands, except share, per share data and square feet)

Financial Results	Three Months Ended				
	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020
Net income (loss)	$ 2,095	$ 2,944	$ (2,630)	$ 741	$ 4,510
Net income (loss) per common share outstanding - diluted	$ 0.05	$ 0.07	$ (0.07)	$ 0.02	$ 0.15
Funds from Operations (FFO)	$ 11,197	$ 8,983	$ 7,339	$ 6,662	$ 5,513
FFO per common share outstanding - diluted	$ 0.26	$ 0.22	$ 0.18	$ 0.22	$ 0.18
Core Funds from Operations (Core FFO)	$ 10,759	$ 8,983	$ 7,339	$ 6,662	$ 5,513
Core FFO per common share outstanding - diluted	$ 0.25	$ 0.22	$ 0.18	$ 0.22	$ 0.18
Adjusted Funds from Operations (AFFO)	$ 11,477	$ 9,738	$ 8,066	$ 6,946	$ 5,934
AFFO per common share outstanding - diluted	$ 0.27	$ 0.24	$ 0.20	$ 0.23	$ 0.20
Dividends per share	$ 0.20	$ 0.20	$ 0.20	$ 0.20	$ 0.20
Weighted average common shares outstanding - diluted	43,308,598	41,333,579	39,790,338	30,052,940	30,021,750

Portfolio Metrics					
Number of leases	327	290	267	235	203
Square feet	6,420,246	5,452,608	5,154,701	4,438,591	3,733,062
Occupancy	100.0 %	100.0 %	100.0 %	100.0 %	100.0 %
Weighted average lease term remaining (years)(1)	9.9	10.0	9.9	10.1	10.5
Investment grade (rated) - % of ABR(2)	65.2 %	70.5 %	69.9 %	69.6 %	70.0 %
Investment grade profile (unrated) - % of ABR(3)	16.4 %	14.5 %	13.5 %	11.2 %	8.0 %
Combined Investment grade (rated) & Investment grade profile (unrated) - % of ABR	81.6 %	85.0 %	83.4 %	80.8 %	78.0 %

(1) Weighted by ABR; excludes lease extension options.
(2) Tenants, or tenants that are subsidiaries of a parent entity (with such subsidiary making up at least 50% of the parent company total revenue), with a credit rating of BBB- (S&P), Baa3 (Moody's) or NAIC2 (National Association of Insurance Commissioners) or higher.
(3) Tenants with investment grade credit metrics (more than $1.0 billion in annual sales and a debt to adjusted EBITDA ratio of less than 2.0x), but do not carry a published rating from S&P, Moody's, or NAIC.

NETSTREIT 8

Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)

(unaudited, in thousands, except share and per share data)

	Three Months Ended December 31, 2021	Three Months Ended December 31, 2020	Twelve Months Ended December 31, 2021	Twelve Months Ended December 31, 2020
REVENUES				
Rental revenue (including reimbursable)	$ 17,807	$ 11,450	$ 59,140	$ 33,727
OPERATING EXPENSES				
Property	1,800	1,225	5,803	2,569
General and administrative	3,906	3,500	14,810	11,340
Depreciation and amortization	9,729	5,306	30,807	15,459
Provisions for impairment	—	917	3,539	2,690
Transaction costs(1)	236	199	700	3,169
Total operating expenses	15,671	11,147	55,659	35,227
OTHER INCOME (EXPENSE)				
Interest expense, net(2)	(1,007)	(926)	(3,700)	(4,741)
Gain on sales of real estate, net	545	5,143	2,997	6,213
Gain on forfeited earnest money deposit	—	—	—	250
Other income (expense), net	431	(10)	431	(10)
Total other (expense) income, net	(31)	4,207	(272)	1,712
Net income before income tax expense	2,105	4,510	3,209	212
Income tax expense	(10)	—	(59)	—
Net income	2,095	4,510	3,150	212
Net income attributable to noncontrolling interests	62	281	104	(518)
Preferred stock dividends	—	—	—	42
Net income attributable to common shareholders	$ 2,033	$ 4,229	$ 3,046	$ 688
Amounts available to common shareholders per common share:				
Basic	$ 0.05	$ 0.15	$ 0.08	$ 0.04
Diluted	$ 0.05	$ 0.15	$ 0.08	$ 0.01
Weighted average common shares:				
Basic	41,859,168	27,897,168	36,999,459	17,322,182
Diluted	43,308,598	30,021,750	38,672,565	21,157,996
OTHER COMPREHENSIVE INCOME (LOSS)				
Net income	$ 2,095	$ 4,510	$ 3,150	$ 212
Change in value on derivatives, net	1,994	381	4,057	253
Total comprehensive income	4,089	4,891	7,207	465
Comprehensive income (loss) attributable to noncontrolling interests	120	35	273	(500)
Comprehensive income attributable to common shareholders	$ 3,969	$ 4,575	$ 6,934	$ 965

(1) Represents the costs incurred by the Company to facilitate the private offering, formation transactions and the initial public offering, as well as costs associated with abandoned acquisitions and other acquisition related expenses.
(2) Interest expense is net of interest income from interest bearing accounts.

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9

Funds From Operations and Adjusted Funds From Operations

(unaudited, in thousands, except share and per share data)

	Three Months Ended December 31, 2021	Three Months Ended December 31, 2020	Twelve Months Ended December 31, 2021	Twelve Months Ended December 31, 2020
GAAP Reconciliation:				
Net income	$ 2,095	$ 4,510	$ 3,150	$ 212
Depreciation and amortization of real estate	9,647	5,229	30,491	15,154
Provisions for impairment	—	917	3,539	2,690
Gain on sales of real estate, net	(545)	(5,143)	(2,997)	(6,213)
Funds from Operations (FFO)	11,197	5,513	34,183	11,843
Adjustments:				
Gain on forfeited earnest money deposit	—	—	—	(250)
144A and IPO transaction costs[1]	—	—	—	2,170
Gain on insurance proceeds	(438)	—	(438)	—
Core Funds from Operations (Core FFO)	10,759	5,513	33,745	13,763
Adjustments:				
Straight-line rental revenue	(376)	(271)	(1,082)	(1,688)
Amortization of deferred financing costs	157	157	627	621
Amortization of above/below market lease intangibles	(199)	(164)	(808)	(504)
Amortization of lease incentives	96	—	122	—
Capitalized interest expense	(40)	—	(78)	—
Non-cash compensation expense	1,080	699	3,703	2,452
Adjusted Funds from Operations (AFFO)	$ 11,477	$ 5,934	$ 36,229	$ 14,644
FFO per common share outstanding - diluted	$ 0.26	$ 0.18	$ 0.88	$ 0.56
Core FFO per common share outstanding - diluted	$ 0.25	$ 0.18	$ 0.87	$ 0.65
AFFO per common share outstanding - diluted	$ 0.27	$ 0.20	$ 0.94	$ 0.69
Dividends per share	$ 0.20	$ 0.20	$ 0.80	$ 0.30
Dividends per share as a percent of AFFO	74 %	100 %	85 %	43 %
Weighted average common shares outstanding, basic	41,859,168	27,897,168	36,999,459	17,322,182
Weighted average operating partnership units outstanding	1,125,712	2,033,718	1,377,335	3,807,022
Weighted average dilutive securities	323,718	90,864	295,771	28,792
Weighted average common shares outstanding, diluted	43,308,598	30,021,750	38,672,565	21,157,996
Series A preferred stock balance[2]	$ —	$ —	$ —	$ —
Series A perferred stock dividends and redemption premium	$ —	$ —	$ —	$ 42
Supplemental Information				
Deferred rent, net[3]	$ 6	$ 3	$ 35	$ (199)
Recurring capital expenditures	$ 122	$ —	$ 508	$ —

(1) These expenses represent a subset of Transaction Costs as presented on the Condensed Consolidated Statements of Operations and Comprehensive Income (Loss).

(2) The 125 shares of 12% Series A Preferred Stock were fully redeemed on August 18, 2020.

(3) Reflects the net amount of base rent that was deferred (negative amount) or collected (positive amount) as a result of COVID related rent relief provided by NETSTREIT.

NETSTREIT

10

EBITDAre, Adjusted EBITDAre, NOI and Cash NOI (unaudited, in thousands) 11 (1) These expenses represent a subset of Transaction Costs as presented on the Consolidated Statements of Operations and Comprehensive Income (Loss). (2) The adjustment removes base rent for properties acquired during the period shown and replaces the removed amount with an estimated equivalent ABR for the full period. The adjustment also removes base rent for properties disposed of during the period shown. Three Months Ended December 31, Twelve Months Ended December 31, 2021 2020 2021 2020 GAAP Reconciliation: Net income $ 2,095 $ 4,510 $ 3,150 $ 212 Depreciation and amortization of real estate 9,647 5,229 30,491 15,154 Amortization of above/below market lease intangibles (199) (164) (808) (504) Amortization of lease incentives 96 — 122 — Non-real estate depreciation and amortization 82 77 316 305 Interest expense, net 1,007 926 3,700 4,741 Income tax expense 10 — 59 — EBITDA 12,738 10,578 37,030 19,908 Provisions for impairment — 917 3,539 2,690 Gain on sales of real estate, net (545) (5,143) (2,997) (6,213) EBITDAre 12,193 6,352 37,572 16,385 Straight-line rental revenue (376) (271) (1,082) (1,688) Gain on forfeited earnest money deposit — — — (250) 144A and IPO transaction costs(1) — — — 2,170 Gain on insurance proceeds (438) — (438) — Non-cash compensation expense 1,080 699 3,703 2,452 Adjusted EBITDAre $ 12,459 $ 6,780 $ 39,755 $ 19,069 Adjusted EBITDAre 12,459 Adjustments for intraquarter acquisitions and dispositions(2) 1,334 Annualized Adjusted EBITDAre $ 55,172 231,397 Net debt / Annualized Adjusted EBITDAre 4.2x 4.19410 GAAP Reconciliation: Net income $ 2,095 $ 4,510 $ 3,150 $ 212 General and administrative 3,906 3,500 14,810 11,340 Depreciation and amortization 9,729 5,306 30,807 15,459 Provisions for impairment — 917 3,539 2,690 Transaction costs 236 199 700 3,169 Interest expense, net 1,007 926 3,700 4,741 Gain on sales of real estate, net (545) (5,143) (2,997) (6,213) Gain on forfeited earnest money deposit — — — (250) Income tax expense 10 — 59 — Other income (expense), net (431) 10 (431) 10 NOI 16,007 10,225 53,337 31,158 Straight-line rental revenue (376) (271) (1,082) (1,688) Amortization of above/below market lease intangibles (199) (164) (808) (504) Amortization of lease incentives 96 — 122 — Cash NOI $ 15,528 $ 9,790 $ 51,569 $ 28,966 Adjustments for Intraquarter acquisitions and dispositions(2) $ 1,334 Normalized Cash NOI $ 16,862 Property Operating Expense Coverage Property operating expense reimbursement $ 1,502 $ 1,157 $ 5,019 $ 2,219 Property operating expenses (1,800) (1,225) (5,803) (2,569) Property operating expenses, net $ (298) $ (68) $ (784) $ (350)

Consolidated Balance Sheets (unaudited, in thousands, except share data) 12 December 31, 2021 2020 ASSETS Real estate, at cost: Land $ 299,935 $ 189,373 Buildings and improvements 626,457 358,360 Total real estate, at cost 926,392 547,733 Less accumulated depreciation (30,669) (10,111) Property under development 17,896 — Real estate held for investment, net 913,619 537,622 Assets held for sale 2,096 14,802 Cash, cash equivalents and restricted cash 7,603 92,643 Lease intangible assets, net 124,772 75,024 Other assets, net 20,351 5,724 Total assets $ 1,068,441 $ 725,815 LIABILITIES AND EQUITY Liabilities: Term loan, net $ 174,330 $ 174,105 Revolving credit facility 64,000 — Lease intangible liabilities, net 23,316 16,930 Liabilities related to assets held for sale — 399 Accounts payable, accrued expenses and other liabilities 16,980 6,308 Total liabilities $ 278,626 $ 197,742 Equity: Stockholders’ equity Common stock, $0.01 par value, 400,000,000 shares authorized; 44,223,050 and 28,203,545 shares issued and outstanding as of December 31, 2021 and 2020, respectively $ 442 $ 282 Additional paid-in capital 809,724 501,045 Distributions in excess of retained earnings (35,119) (7,464) Accumulated other comprehensive income 4,123 235 Total stockholders’ equity 779,170 494,098 Noncontrolling interests 10,645 33,975 Total equity 789,815 528,073 Total liabilities and equity $ 1,068,441 $ 725,815

Debt, Capitalization, and Financial Ratios

(unaudited, in thousands, except share data)

As of December 31, 2021

Debt Summary	Maturity Date		Principal Balance	Interest Rate[1]	Rate Type	Weighted Average Years to Maturity
Unsecured revolver[2][3]	December 23, 2023	$	64,000	1.31%	Floating	2.0 years
Unsecured term loan[4]	December 23, 2024		175,000	1.36%	Fixed	3.0 years
Principal amount of total debt			239,000			
Deferred financing costs, net[5]			(1,466)			
Carrying value of total debt		$	237,534			

Net Debt		Balance
Principal amount of total debt	$	239,000
Less: Cash, cash equivalents and restricted cash[6]		(7,603)
Net Debt	$	231,397
Series A preferred stock balance[7]		—
Net Debt + Preferred Stock	$	231,397

Key Debt Covenant Information	Required	Actual
Consolidated total leverage ratio	≤ 60.0%	23.7%
Fixed charge coverage ratio	≥ 1.50x	12.4x
Maximum secured indebtedness	≤ 40.0%	0.0%
Maximum recourse indebtedness	≤ 10.0%	0.0%
Unencumbered leverage ratio	≤ 60.0%	24.2%
Unencumbered debt yield	≥ 12.0%	22.0%
Unencumbered interest coverage ratio	≥ 2.00x	15.7x

Liquidity		Balance
Unused unsecured revolver capacity		$186,000
Cash, cash equivalents and restricted cash[6]		7,603
Total Liquidity	$	193,603

Equity	Ending Shares/Units		Equity Market Capitalization	% of Total
Common shares[8]	44,223,050	$	1,012,708	98.7%
OP units[8]	562,784		12,888	1.3 %
Preferred stock	—		—	0.0%
Total	44,785,834	$	1,025,596	100.0%

Enterprise Value		Balance	% of Total
Principal amount of total debt	$	239,000	18.9%
Equity market capitalization[8]		1,025,596	81.1%
Total enterprise value	$	1,264,596	100.0%

(1) Interest rate for floating rate debt, if applicable, is based on the last day of the quarter presented. Rates presented exclude the impact of capitalized loan fee amortization.
(2) Unused facility fees are charged at an annual rate of 0.15% of the unused capacity if usage exceeds 50% of the total facility size, or 0.25% of the unused facility if usage does not exceed 50%. The total facility size is $250.0 million.
(3) The revolver has a one-year extension option.
(4) Effective September 28, 2020 the floating rate underlying the term loan was swapped to an effective fixed rate of 0.21%. The swap terminates on December 23, 2024.
(5) Amount reflects a net asset balance of $0.8 million related to the revolver, and a net liability balance of $0.7 million related to the term loan.
(6) There was no restricted cash held as of December 31, 2021.
(7) The 125 shares of 12% Series A Preferred Stock were fully redeemed on August 18, 2020.
(8) Value is based on the December 31, 2021 closing price of $22.90 per share.

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Investment Activity

(unaudited, dollars in thousands)

	Three Months Ended				
	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020
Acquisitions[(1)]:					
Number of Properties	32	26	35	31	26
Gross Investment[(2)]	$ 150,538	$ 90,128	$ 116,725	$ 88,225	$ 81,246
Cash Capitalization Rate[(3)]	6.5 %	6.2 %	6.5 %	6.7 %	6.8 %
Dispositions:					
Number of Occupied Properties	—	4	5	—	12
Number of Vacant Properties	—	—	—	—	—
Net Book Value[(4)]	$ —	$ 16,160	$ 11,821	$ —	$ 31,144
Proceeds[(5)]	$ —	$ 18,835	$ 13,060	$ —	$ 37,362
Cash Capitalization Rate (on occupied properties only)[(6)]	N/A	6.3 %	6.7 %	N/A	6.6 %

Developments:

Industry	Location	Lease Term	Amount Funded to Date[(7)]	Anticipated Rent Commencement
Discount Retail	Fond Du Lac, WI	10 Years	$ 1,812	1Q'2022
Home Improvement	Sioux Falls, SD	12 Years	$ 3,416	1Q'2022
Arts & Craft	Fond Du Lac, WI	10 Years	$ 2,503	2Q'2022
Discount Retail	Yuma, AZ	10 Years	$ 3,207	2Q'2022
Dollar Stores	Woodland, AL	10 Years	$ 495	2Q'2022
Arts & Craft	D'Iberville, MS	15 Years	$ 1,027	3Q'2022
Arts & Craft	Winder, GA	15 Years	$ 1,201	3Q'2022
Arts & Craft	Sheboygan, WI	10 Years	$ 2,888	4Q'2022
Discount Retail	Sheboygan, WI	10 Years	$ 1,082	4Q'2022
TBD	Sumter, SC	TBD	$ 1,123	TBD
Total			$ 18,754	

(1) Excludes development related transactions.
(2) Reflects all expenditures that were capitalized as part of the transaction, including acquisition costs, and any incentives provided to the seller and/or tenant at closing.
(3) Calculated by dividing in-place ABR at the time of acquisition by the Gross Investment.
(4) Represents all capitalized costs associated with the property, less impairment charges and net of accumulated depreciation.
(5) Reflects contractual sales price.
(6) The rate only applies to properties that were occupied at the time of the disposition. It is calculated by dividing the in-place ABR at the time of disposition by the contractual sales price.
(7) Represents cash paid at close as well as incremental funding to date.

NETSTREIT

14

0.0% 25.0% 50.0% 75.0% 100.0% Defensive Industries Tenant Credit Portfolio Information (unaudited, dollars in thousands) 15 (1) Weighted by ABR; excludes lease extension options. (2) Tenants, or tenants that are subsidiaries of a parent entity (with such subsidiary making up at least 50% of the parent company total revenue), with a credit rating of BBB- (S&P), Baa3 (Moody's) or NAIC2 (National Association of Insurance Commissioners) or higher. (3) Tenants with investment grade credit metrics (more than $1.0 billion in annual sales and a debt to adjusted EBITDA ratio of less than 2.0x), but do not carry a published rating from S&P, Moody's, or NAIC. (4) Tenants, or tenants that are subsidiaries of a parent entity (with such subsidiary making up at least 50% of the parent company total revenue), with a credit rating of BB+ (S&P), Ba1 (Moody's) or NAIC3 (National Association of Insurance Commissioners) or lower. Portfolio Metrics December 31, 2021 Number of leases 327 Number of states 41 Square feet 6,420,246 Tenants 67 Industries 23 Occupancy 100.0% Weighted average lease term remaining (years)(1) 9.9 Tenant Quality Number of Leases ABR % of ABR Investment grade (rated)(2) 233 $ 46,443 65.2% Investment grade profile (unrated)(3) 43 11,655 16.4% Sub-investment grade (rated)(4) 17 7,218 10.1% Sub-investment grade profile (unrated) 34 5,895 8.3% Total 327 $ 71,212 100.0% 65.2% Investment Grade 16.4% Investment Grade Profile 10.1% Sub- Investment Grade 8.3% Sub- Investment Grade Profile 50.2% Necessity 19.5% Discount 16.9% Service 13.4% Other

Portfolio Information (cont'd)

(unaudited, dollars in thousands)

Top 20 Tenants	Number of Leases		ABR	% of ABR	Credit rating
Walgreens	18	$	5,200	7.3%	BBB / Baa2
7-Eleven	21		4,879	6.9%	A / Baa2
Hobby Lobby	12		4,689	6.6%	IG Profile
Advance Auto Parts	39		3,882	5.5%	BBB- / Baa2
Dollar General	37		3,701	5.2%	BBB / Baa2
CVS pharmacy	18		3,666	5.1%	BBB / Baa2
Lowe's	4		3,578	5.0%	BBB+ / Baa1
Walmart	5		3,288	4.6%	AA / Aa2
Best Buy	6		3,150	4.4%	BBB+ / A3
Floor & Decor	2		2,615	3.7%	BB- / Ba3
Big Lots!	9		2,382	3.3%	IG Profile
Ollie's Good Stuff Cheap	9		2,282	3.2%	IG Profile
Dollar Tree / Family Dollar	20		2,010	2.8%	BBB / Baa2
The Home Depot	2		1,944	2.7%	A / A2
TSC Tractor Supply Co	6		1,407	2.0%	BBB / Baa1
Ahold Delhaize	2		1,268	1.8%	BBB / Baa1
Burlington	3		1,205	1.7%	BB+ / Ba2
Kroger	3		1,198	1.7%	BBB / Baa1
Fresenius health care worldwide	4		1,027	1.4%	BBB / Baa3
Kohl's	2		1,006	1.4%	BBB- / Baa2
Total	222	$	54,378	76.4%	

NETSTREIT 16

Portfolio Information (cont’d) (unaudited, dollars in thousands) 17 State Number of Leases ABR % of ABR Texas 33 $ 7,756 10.9% Illinois 19 7,690 10.8% Ohio 28 4,739 6.7% Georgia 18 4,289 6.0% Wisconsin 16 3,466 4.9% New York 13 3,143 4.4% California 10 2,876 4.0% Mississippi 13 2,787 3.9% Indiana 13 2,691 3.8% Virginia 5 2,655 3.7% Pennsylvania 15 2,421 3.4% Florida 15 2,280 3.2% Michigan 7 1,966 2.8% Arizona 5 1,837 2.6% Alabama 13 1,801 2.5% Louisiana 6 1,730 2.4% Washington 3 1,399 2.0% South Carolina 9 1,373 1.9% Kentucky 4 1,366 1.9% New Mexico 4 1,232 1.7% Arkansas 7 1,182 1.7% Tennessee 5 1,165 1.6% Missouri 5 960 1.3% Oklahoma 7 871 1.2% Maryland 4 829 1.2% North Carolina 4 773 1.1% Massachusetts 4 751 1.1% Connecticut 3 680 1.0% Iowa 6 623 0.9% New Jersey 4 574 0.8% Vermont 9 548 0.8% Minnesota 3 451 0.6% West Virginia 3 418 0.6% Kansas 3 410 0.6% Colorado 3 375 0.5% South Dakota 1 331 0.5% Utah 1 234 0.3% Nebraska 1 194 0.3% New Hampshire 3 157 0.2% Idaho 1 99 0.1% North Dakota 1 92 0.1% Total 327 $ 71,212 100.0%

Portfolio Information (cont'd)

(unaudited, dollars in thousands)

Industry	Defensive Category	Number of Leases		ABR	% of ABR
Home Improvement	Necessity	23	$	10,325	14.5%
Drug Stores & Pharmacies	Necessity	36		8,866	12.5%
Discount Retail[1]	Discount	29		8,141	11.4%
Dollar Stores	Discount	57		5,711	8.0%
Convenience Stores	Service	25		5,621	7.9%
Auto Parts	Necessity	58		5,174	7.3%
Arts & Crafts	Other	12		4,689	6.6%
Grocery	Necessity	10		4,206	5.9%
General Retail	Necessity	5		3,226	4.5%
Consumer Electronics	Other	6		3,150	4.4%
Quick Service Restaurants	Service	17		2,777	3.9%
Healthcare	Necessity	8		1,685	2.4%
Farm Supplies	Necessity	6		1,407	2.0%
Automotive Service	Service	13		1,222	1.7%
Health and Fitness[1]	Service	1		985	1.4%
Furniture Stores	Other	2		878	1.2%
Casual Dining[1]	Service	4		755	1.1%
Equipment Rental and Leasing	Service	5		679	1.0%
Apparel	Other	4		506	0.7%
Banking	Necessity	3		457	0.6%
Wholesale Warehouse Club	Necessity	1		417	0.6%
Gift, Novelty, and Souvenir Shops	Other	1		200	0.3%
Home Furnishings	Other	1		134	0.2%
Total		327	$	71,212	100.0%

Defensive Category	Number of Leases		ABR	% of ABR
Necessity	150	$	35,764	50.2%
Discount	86		13,853	19.5%
Service	65		12,038	16.9%
Other	26		9,557	13.4%
Total	327	$	71,212	100.0%

(1) Discount Retail, Health and Fitness, and Casual Dining industries have one, one, and two properties, respectively, that reside in NETSTREIT's Taxable REIT Subsidiary entity ("TRS"), representing 0.39%, 1.38%, and 0.48% of ABR, respectively.

NETSTREIT

18

Lease Expiration Schedule

(unaudited, dollars in thousands)

Year of Expiration	Number of Leases Expiring		ABR Expiring	ABR Expiring as a % of Total Portfolio
2022	—		—	0.0%
2023	4		1,004	1.4%
2024	3		442	0.6%
2025	7		2,365	3.3%
2026	12		2,665	3.7%
2027	14		4,070	5.7%
2028	30		4,667	6.6%
2029	38		6,339	8.9%
2030	39		8,815	12.4%
2031	62		11,456	16.1%
2032	21		5,780	8.1%
2033	22		2,807	3.9%
2034	12		3,444	4.8%
2035	22		7,499	10.5%
2036	23		5,436	7.6%
2037	3		549	0.8%
2038	1		255	0.4%
2039	7		1,110	1.6%
2040	2		425	0.6%
2041	3		846	1.2%
2042	1		985	1.4%
2043	1		254	0.4%
TOTAL	**327**	**$**	**71,212**	**100.0%**

NETSTREIT

19

Non-GAAP Measures and Definitions 20 FFO, Core FFO, and AFFO FFO means funds from operations. It is a non-GAAP measure defined by NAREIT as net income (computed in accordance with GAAP), excluding real estate-related expenses including, but not limited to, gains (losses) from sales, impairment adjustments, and depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Our calculation of FFO is consistent with FFO as defined by NAREIT. Core FFO means core funds from operations. It is a non-GAAP financial measure defined as FFO adjusted for gains from forfeited earnest money deposits, non-recurring public company costs, and gains from insurance proceeds. We believe the presentation of Core FFO provides investors with a metric to assist in their evaluation of our operating performance across multiple periods because it removes the effect of unusual and non-recurring items that are not expected to impact our operating performance on an ongoing basis. AFFO means adjusted funds from operations. It is a non-GAAP financial measure defined as Core FFO adjusted for GAAP net income related to non-cash revenues and expenses, such as straight-line rental revenue, amortization of above and below-market lease-related intangibles, amortization of lease incentives, capitalized interest expense, non-cash compensation expense, and amortization of deferred financing costs. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. In fact, real estate values historically have risen or fallen with market conditions. FFO is intended to be a standard supplemental measure of operating performance that excludes historical cost depreciation and valuation adjustments from net income. We consider FFO to be useful in evaluating potential property acquisitions and measuring operating performance. We further consider FFO, Core FFO and AFFO to be useful in determining funds available for payment of distributions. FFO, Core FFO and AFFO do not represent net income or cash flows from operations as defined by GAAP. You should not consider FFO, Core FFO and AFFO to be alternatives to net income as a reliable measure of our operating performance; nor should you consider FFO, Core FFO and AFFO to be alternatives to cash flows from operating, investing or financing activities (as defined by GAAP) as measures of liquidity. FFO, Core FFO and AFFO do not measure whether cash flow is sufficient to fund our cash needs, including principal amortization, capital improvements and distributions to stockholders. FFO, Core FFO and AFFO do not represent cash flows from operating, investing or financing activities as defined by GAAP. Further, FFO, Core FFO and AFFO as disclosed by other REITs might not be comparable to our calculations of FFO, Core FFO and AFFO.

Non-GAAP Measures and Definitions (cont’d) 21 EBITDA, EBITDAre and Adjusted EBITDAre EBITDA is computed by us as earnings before interest, income taxes and depreciation and amortization. EBITDAre is the NAREIT definition of EBITDA (as defined above), but it is further adjusted to follow the definition included in a white paper issued in 2017 by NAREIT, which recommended that companies that report EBITDA also report EBITDAre. We compute EBITDAre in accordance with the definition adopted by NAREIT. NAREIT defines EBITDAre as EBITDA (as defined above) excluding gains (or losses) from the sales of depreciable property and real estate impairment losses. Adjusted EBITDAre, as computed by us, is EBITDAre adjusted to exclude straight-line rental revenue, gains from forfeited earnest money deposits, non-recurring public company costs, representing consulting fees that we incurred in preparing to become a public company, gains on insurance proceeds, and non-cash compensation expense. Annualized Adjusted EBITDAre is Adjusted EBITDAre multiplied by four. We present EBITDA, EBITDAre and Adjusted EBITDAre as they are measures commonly used in our industry. We believe that these measures are useful to investors and analysts because they provide supplemental information concerning our operating performance, exclusive of certain non-cash items and other costs. We use EBITDA and EBITDAre as measures of our operating performance and not as measures of liquidity. EBITDA, EBITDAre and Adjusted EBITDAre do not include all items of revenue and expense included in net income, they do not represent cash generated from operating activities and they are not necessarily indicative of cash available to fund cash requirements; accordingly, they should not be considered alternatives to net income as a performance measure or cash flows from operations as a liquidity measure and should be considered in addition to, and not in lieu of, GAAP financial measures. Additionally, our computation of EBITDA and EBITDAre may differ from the methodology for calculating these metrics used by other equity REITs and, therefore, may not be comparable to similarly titled measures reported by other equity REITs. NOI, Cash NOI, and Normalized Cash NOI NOI means net operating income, and it is computed in accordance with GAAP. It is calculated as net income (loss), excluding general and administrative expenses, interest expense (or income), income tax expense, depreciation and amortization, gains (or losses) on sales of depreciable property, gain from forfeited earnest money deposits, real estate impairment losses, and other income (or expense). Cash NOI is computed by us as GAAP NOI excluding straight-line rental revenue and amortization of above/below-market leases intangibles and lease incentives. Normalized Cash NOI is computed by us as Cash NOI adjusted to remove Cash NOI for properties acquired during the period shown, and then replace the removed amount with an estimated equivalent ABR for the full period. It is further adjusted to remove Cash NOI for properties disposed of during the period shown.

Non-GAAP Measures and Definitions (cont’d) 22 Other Definitions ABR means annualized base rent. ABR is calculated by multiplying (i) cash rental payments (a) for the month ended December 31, 2021 (or, if applicable, the next full month’s cash rent contractually due in the case of rent abatements, rent deferrals, recently acquired properties and properties with contractual rent increases, other than properties under development) for leases in place as of December 31, 2021, plus (b) for properties under development, the first full month’s permanent cash rent contractually due after the development period by (ii) 12. Defensive Category is considered by us to represent tenants that focus on necessity goods and essential services in the retail sector, including discount stores, grocers, drug stores and pharmacies, home improvement, automotive service and quick-service restaurants, which we refer to as defensive retail industries. The defensive sub-categories as we define them are as follows: (1) Necessity, which are retailers that are considered essential by consumers and include sectors such as drug stores, grocers and home improvement, (2) Discount, which are retailers that offer a low price point and consist of off-price and dollar stores, (3) Service, which consist of retailers that provide services rather than goods, including, tire and auto services and quick service restaurants, and (4) Other, which are retailers that are not considered defensive in terms of being considered necessity, discount or service, as defined by us. Leases are individual properties with a distinct lease agreement in place, development activities where a lease is expected at a future date, or in the case of master lease arrangements each property under the master lease is counted as a separate lease. Net Debt is computed by us as the principal amount of total debt outstanding less cash, cash equivalents, and restricted cash. Occupancy is expressed as a percentage, and it is the number of economically occupied properties divided by the total number of properties owned. Properties under development are excluded from the calculation. OP units means operating partnership units not held by NETSTREIT.

Forward Looking and Cautionary Statements 23 This supplemental report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, without limitation, statements concerning our business and growth strategies, investment, financing and leasing activities and trends in our business, including trends in the market for single-tenant, retail commercial real estate, and our financial outlook. Words such as “expects,” “anticipates,” “intends,” “plans,” “likely,” “will,” “believes,” “seeks,” “estimates,” and variations of such words and similar expressions are intended to identify such forward-looking statements. Such statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from the results of operations or plans expressed or implied by such forward-looking statements. Although we believe that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore such statements included in this supplemental report may not prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by us or any other person that the results or conditions described in such statements or our objectives and plans will be achieved. For a further discussion of these and other factors that could impact future results, performance or transactions, see the information under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC on March 4, 2021 and other reports filed with the SEC from time to time. Forward-looking statements and such risks, uncertainties and other factors speak only as of the date of this supplemental report. New risks and uncertainties may arise over time and it is not possible for us to predict those events or how they may affect us. Many of the risks identified herein and in our periodic reports have been and will continue to be heightened as a result of the ongoing and numerous adverse effects arising from the novel coronavirus (COVID-19). We expressly disclaim any obligation or undertaking to update or revise any forward-looking statement contained herein, to reflect any change in our expectations with regard thereto, or any other change in events, conditions or circumstances on which any such statement is based, except to the extent otherwise required by law.